Exhibit 10(n)(xii)

AMENDMENT NO. 14 AND WAIVER TO CREDIT AGREEMENT

AMENDMENT NO. 14 AND WAIVER, dated as of June 29, 2010 (this “Amendment and Waiver”), with respect to the Credit Agreement, dated as of May 20, 2002 (as same has been and may be further amended, restated, supplemented or modified, from time to time, the “Credit Agreement”), by and between AMERICAN MEDICAL ALERT CORP., a New York corporation (the “Company”) and JPMORGAN CHASE BANK, N.A., as successor-in-interest to The Bank of New York, a national banking association (the “Lender”).

RECITALS

The Company has requested, and the Lender has agreed subject to the terms and conditions of this Amendment and Waiver, to amend and waive certain provisions of the Credit Agreement, all as herein set forth.

Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.           Amendment.  The definition of the term “Revolving Credit Commitment Termination Date“  in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“Revolving Credit Commitment Termination Date” shall mean June 30, 2013.

2.           Waiver. The Lender hereby waives the late receipt of (i) the management prepared consolidating interim balance sheet and the related management prepared interim consolidating statement of income of the Company and the Corporate Guarantors, each required to be delivered to the Lender pursuant to Section 6.03(b)(ii) of the Credit Agreement and (ii) the Chief Financial Officer's certificate, required to be delivered  to the Lender pursuant to Section 6.03(b)(ii) and 6.03(c) of the Credit Agreement, all for the fiscal quarter ended March 31, 2010, provided that such statements and certificate were received by June 21, 2010.

3.           Conditions of Effectiveness. This Amendment and Waiver shall become effective upon receipt by  (i) the Lender of this Amendment and Waiver, duly executed by the Company and each Guarantor and such other documents, instruments and agreements that the Lender shall reasonably require with respect thereto and (ii) Farrell Fritz, P.C., of its reasonable attorneys’ fees and expenses incurred in connection with the preparation, execution and delivery of this Amendment and Waiver, plus all outstanding amounts owed to Farrell Fritz, P.C. for unpaid attorney’s fees and expenses.

4.           Miscellaneous.

(a)           This Amendment and Waiver shall be governed by and construed in accordance with the laws of the State of New York.

(b)           All terms used herein shall have the same meaning as in the Credit Agreement, as amended hereby, unless specifically defined herein.

(c)           This Amendment and Waiver shall constitute a Loan Document.

(d)           Except as expressly amended and waived hereby, the Credit Agreement remains in full force and effect in accordance with the terms thereof.  The Credit Agreement and the Loan Documents are each ratified and confirmed in all respects by the Company.  The amendments and waivers herein are limited specifically to the matters set forth above and for the specific instance and purpose for which given and do not constitute directly or by implication an amendment or waiver of any other provisions of the Credit Agreement or a waiver of any Default or Event of Default which may occur or may have occurred under the Credit Agreement or any other Loan Document.

(e)           Upon the effectiveness of this Amendment and Waiver, each reference in the Credit Agreement and the other Loan Documents to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby.

(f)           The Company hereby represents and warrants that, (i) except with respect to the matters described in the Press Release (as defined in Amendment No. 2 to Credit Agreement, dated as of March  28, 2005 between the Company and the Lender), the representations and warranties by the Company pursuant to the Credit Agreement and each other Loan Document, as updated by the Schedules attached hereto, are true and correct, in all material respects, on the date hereof, and (ii) no Default or Event of Default exists under the Credit Agreement or any other Loan Document; provided that, the  Lender hereby acknowledges and agrees that the representations and warranties of the Company contained in the Credit Agreement and those covenants set forth in Sections 6.05, 6.06, 6.07, and 6.12 of the Credit Agreement shall not be deemed (prior to, at or after this date of this Amendment and Waiver) to be breached as a result of the matters described in the Press Release, provided that such matter or matters do not now or shall not hereafter cause a Material Adverse Effect or cause the occurrence of any other Event of Default, it being agreed and understood that the $1,500,000 charge described in the Press Release, in itself, will not be deemed to constitute a Material Adverse Effect.

(g)           The Company hereby: (a) acknowledges and confirms that, notwithstanding the consummation of the transactions contemplated by this Amendment and Waiver, (i) all terms and provisions contained in the Security Documents are, and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Lender as security for the Company’s obligations under the Notes, the Credit Agreement and the other Loan Documents shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment and Waiver and that all such liens shall be deemed granted, pledged and/or assigned to the Lender as security for the Company’s obligations to the Lender, (b) represents, warrants and confirms the non-existence of any offsets, defenses, or counterclaims to its obligations under the Credit Agreement or any Loan Document and (c) represents and warrants that the execution, delivery and performance by the Company of this Amendment and Waiver has been duly authorized by all requisite corporate action, if any.

(h)           This Amendment and Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one Amendment and Waiver.

[next page is signature page]

IN WITNESS WHEREOF, the Company and the Lender have caused this Amendment and Waiver to be duly executed by their duly authorized officers as of the day and year first above written.

AMERICAN MEDICAL ALERT CORP.

By:	/s/ Jack Rhian
Name:	Jack Rhian
Title:	President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Carolyn Lattanzi
Name:	Carolyn Lattanzi
Title:	Vice President

The undersigned, not parties to the Credit Agreement but as Guarantors under their respective Guaranties executed in favor of the Lender, dated as of May 20, 2002, and as Grantors under the Security Agreement, dated as of May 20, 2002, each hereby (a) accept and agree to the terms of the foregoing Amendment and Waiver, (b) acknowledge and confirm that all terms and provisions contained in their respective Guaranty are, and shall remain, in full force and effect in accordance with their respective terms and (c) (i) all terms and provisions contained in the Security Agreement are and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Lender as security for the Guaranteed Obligations (as defined in the Guaranty) shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment and Waiver and that all such liens shall be deemed granted, pledged and/or assigned to the Lender as security for the Guarantee Obligations.

HCI ACQUISITION CORP.
SAFE COM INC.
LIVE MESSAGE AMERICA ACQUISITION CORP. NORTH SHORE ANSWERING SERVICE, INC.
ANSWER CONNECTICUT ACQUSITION CORP.
MD ONCALL ACQUISITION CORP.
AMERICAN MEDICONNECT ACQUISITION CORP.

By:	/s/ Jack Rhian
Jack Rhian, the President of each
of the foregoing corporations